EXHIBIT 3 (b)

By Laws

AMENDED AND RESTATED BYLAWS OF

SI TECHNOLOGIES, INC.

These Bylaws are promulgated pursuant to the Delaware General Corporation Law, as set forth in Title 8, Chapter 1 of the Delaware Code (the “Code”)

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting.

(a) Time and Place of Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at a place, day, and time to be set by the Board of Directors. The Board of Directors may, at their option, determine that the annual meeting of stockholders shall not be held at any place, but may instead be held by means of remote communication as authorized by the Code.

(b) Business Conducted at Meeting. At an annual meeting of stockholders of the corporation, an item of business may be conducted, and a proposal may be considered and acted upon, only if such item or proposal is brought before the meeting (i) by, or at the direction of, the Board of Directors, or (ii) by any stockholder of the corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 1(b).

For an item of business or proposal to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal office of the corporation (i) not less than one hundred twenty (120) days prior to the first anniversary of the date that the corporation’s proxy statement was first released to stockholders in connection with the previous year’s annual meeting; or (ii) if the corporation did not hold an annual meeting during the prior year, or the date of the current year’s annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting, or if the corporation did not release a proxy statement to stockholders in connection with the previous year’s annual meeting, a reasonable time before the corporation begins to print and mail its proxy materials for the current year.

A stockholder’s notice to the Secretary under this Section 1(b) shall set forth, as to each item of business or proposal the stockholder intends to bring before the meeting (i) a brief description of the item of business or proposal and the reasons for bringing it before the meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder and of any other stockholders that the stockholder knows or anticipates will support the item of business or proposal, (iii) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by the stockholder and by any such other stockholders, and (iv) any financial interest of the stockholder or any such other stockholders in such item of business or proposal.

The Board of Directors, or a designated committee thereof, may reject a stockholder’s notice that is not timely given in accordance with the terms of this Section 1(b). If the Board of Directors, or a designated committee thereof, determines that the information provided in a timely stockholder’s notice does not satisfy the requirements of this Section 1(b) in any material respect, the Secretary of the corporation shall notify the stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 1(b) in any material respect, then the Board of Directors or such committee may reject the stockholder’s notice.

Notwithstanding the procedures set forth in this Section 1(b), if a stockholder desires to bring an item of business or proposal before an annual meeting, and neither the Board of Directors nor any committee thereof has made a prior determination of whether the stockholder has complied with the procedures set forth in this Section 1(b) in connection with such item of business or proposal, then the chairman of the meeting shall determine and declare at the meeting whether the stockholder has so complied. If the chairman determines that the stockholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such item of business or proposal. If the chairman determines that the stockholder has not so complied, then, unless the chairman, in his or her sole and absolute discretion, determines to waive such compliance, the chairman shall state that the stockholder has not so complied and the item of business or proposal shall not be brought before the meeting.

This Section 1(b) shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no item of business may be conducted, and no proposal may be considered and acted upon, unless there has been compliance with the procedures set forth in this Section 1(b) in connection therewith.

Section 2. Special Meetings. Special meetings of the stockholders for any purpose may be called by the Board of Directors, the Chairman of the Board, the President or the Secretary, and shall be called by the Chairman of the Board, the President or the Secretary at the written request of the holders of record of a majority of the outstanding shares of the corporation entitled to vote at such meeting. Special meetings shall be held at such time as may be fixed in the call and stated in the notices of meeting or waiver thereof. At any special meeting only such business may be transacted as is related to the purpose or purposes for which the meeting is convened.

Section 3. Notice of Meetings: Adjourned Meetings. Notice of each meeting of stockholders shall be given in writing and shall state the place, if any, the date and hour of the meeting, and, if applicable, the means of remote communication by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. The purpose or purposes for which the meeting is called shall be stated in the notices of each special meeting and of each annual meeting at which any business other than the election of directors is to be transacted.

A copy of the notice of any meeting shall be given, not less than ten (10) nor more than sixty (60) days before such date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, notice to a stockholder shall be effective when mailed, with first-class postage thereon prepaid, correctly addressed to the stockholder at the stockholder’s address as it appears on the current record of stockholders of the corporation. Otherwise, notice shall be effective at the earliest of the following: (a) when received, or, in the case of an electronic transmission, as provided in Article VIII, Section 4 of these Bylaws, or (b) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

When a meeting is adjourned for less than thirty (30) days in any one adjournment, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 4. Waiver of Notice. Whenever notice is required to be given to any stockholder, a written waiver signed by such stockholder or a waiver by electronic transmission by the stockholder, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when such stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any meeting of stockholders, need be specified in any written waiver of notice or waiver by electronic transmission.

Section 5. Qualification of Voters. Except as may be otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for every share standing in the stockholders name on the record of stockholders.

Section 6. Quorum. At any meeting of the stockholders the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum for, and the votes that shall be necessary for, transaction of any business.

Once a quorum is present to organize a meeting it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn the meeting despite the absence of a quorum.

Section 7. Proxies. Every stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action without a meeting, may authorize another person or persons to act for him or her by proxy.

Section 8. Voting. Except as otherwise required by law, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the stockholders meeting and entitled to vote on the election of directors.

Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders at a meeting, it shall, except as otherwise required by law or the Certificate of incorporation, be authorized by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter.

Section 9. Action Without a Meeting. Whenever stockholders are required or permitted to take any action at an annual or special meeting of stockholders, such action may be taken without a meeting, without prior notice and without a vote, by consent in writing, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the corporation.

Section 10. Record Date. The Board of Directors is authorized to fix a day not more than sixty (60) days nor less than ten (10) days prior to the day of holding any meeting of stockholders as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting.

Section 11. Inspectors of Election. The chairman of any meeting of the stockholders may appoint one or more inspectors of election. Any inspector so appointed to act at any meeting of the stockholders, before entering upon the discharge of his or her duties, shall be sworn faithfully to execute the duties of an inspector at such meeting with strict impartiality, and according to the best of his or her ability.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Power of Board and Qualification of Directors. The business and affairs of the corporation shall be managed by the Board of Directors.

Section 2. Number of Directors. The number of directors constituting the entire Board of Directors shall be such number not less than one (1) nor more than fifteen (15), as may be fixed from time to time by resolution of the Board of Directors.

Section 3. Election and Term of Directors. At each annual meeting of stockholders, each director shall be elected to serve until the next annual meeting and, unless his or her position is otherwise terminated, until his or her successor shall have been elected and qualified.

Section 4. Nominations for Directors. Nominations of candidates for election as directors at an annual meeting of stockholders may only be made (a) by, or at the direction of, the Board of Directors, or (b) by any stockholder of the corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 4.

If a stockholder proposes to nominate one or more candidates for election as directors at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal office of the corporation (a) not less than one hundred twenty (120) days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the prior year’s annual meeting of stockholders, or (b) if the corporation did not hold an annual meeting during the prior year, or the date of the current year’s annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting, or if the corporation did not release a proxy statement to stockholders in connection with the previous year’s annual meeting, a reasonable time before the corporation begins to print and mail its proxy materials for the current year.

A stockholder’s notice to the Secretary under this Section 4 shall set forth, as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by such person, and (d) any other information relating to such person required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, including but not limited to information required to be disclosed by Schedule 14A of Regulation 14A, and any other information that the stockholder would be required to file with the Securities and Exchange Commission in connection with the stockholder’s nomination of such person as a candidate for director, or the stockholder’s opposition to any candidate for director nominated by, or at the direction of, the Board of Directors. In addition to the above information, a stockholder’s notice to the Secretary under this Section 4 shall (i) set forth (A) the name and address, as they appear on the corporation’s books, of the stockholder and of any other stockholders that the stockholder knows or anticipates will support any candidate or candidates nominated by the stockholder, and (B) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by the stockholder and by any such other stockholders, and (ii) be accompanied by a written statement, signed and acknowledged by each candidate nominated by the stockholder, that the candidate agrees to be so nominated and to serve as a director of the corporation if elected at the annual meeting.

The Board of Directors, or a designated committee thereof, may reject any stockholder’s nomination of one or more candidates for election as directors if the nomination is not made pursuant to a stockholder’s notice timely given in accordance with the terms of this Section 4. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder’s notice does not satisfy the requirements of this Section 4 in any material respect, the Secretary of the corporation shall notify the stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 4 in any material respect, then the Board of Directors or such committee may reject the stockholder’s notice.

Notwithstanding the procedures set forth above in this Section 4, if a stockholder proposes to nominate one or more candidates for election as directors at an annual meeting, and neither the Board of Directors nor any committee thereof has made a prior determination of whether the stockholder has complied with the procedures set forth in this Section 4 in connection with such nomination, then the chairman of the annual meeting shall determine and declare at the annual meeting whether the stockholder has so complied. If the chairman determines that the stockholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such nomination. If the chairman determines that the stockholder has not so complied, then, unless the chairman, in his or her sole and absolute discretion, determines to waive such compliance, the chairman shall state that the stockholder has not so complied and the defective nomination shall be disregard.

Section 5. Resignations. Any director of the corporation may resign at any time by giving written notice or notice by electronic transmission to the Board of Directors and the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Removal of Directors. Any or all of the directors may be removed with or without cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 7. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason, except as otherwise provided in the Certificate of Incorporation, may be filled by vote of a majority of the directors then in office, although less than a quorum exists, or by the stockholders at any regular or special meeting held prior to the filling of such vacancies by the Board of Directors as above provided. A director thus elected to fill a vacancy or a newly created directorship shall be elected to hold office until the next annual meeting of stockholders and, unless his or her position is otherwise terminated, until his or her successor shall have been elected and qualified.

Section 8. Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of one or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board to the full extent authorized by law and including the power and authority to declare a dividend or to authorize the issuance of stock.

The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee.

Section 9. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors.

Section 10. Interest of Director in a Transaction.

(a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorized the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if:

(1) The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; or

(2) The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE III

MEETINGS OF THE BOARD

Section 11. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and places, within or without the State of Delaware, or the United States of America, as may from time to time be fixed by the Board. The annual meeting of the Board of Directors shall be held without notice immediately following the adjournment of the annual meeting of stockholders.

Section 12. Special Meetings; Notice; Waiver. Special meetings of the Board of Directors may be held at any time or place, within or without the State of Delaware or the United States of America, upon the call of the Chairman of the Board, the President or the Secretary, by oral, telegraphic, electronic or written notice duly given to, or sent, or mailed to each director not less than two (2) days before such meeting; provided that if a meeting by telephone is to be held as permitted by the Code and these Bylaws, verbal or written notice thereof shall be given at least three hours prior to the scheduled time for such meeting. Special meetings shall be called by the Chairman of the Board, the President or the Secretary on the written request of any two directors.

Notice of a special meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice.

A notice, or waiver of notice, need not specify the purpose of any special meeting of the Board of Directors.

Section 13. Quorum; Action by the Board; Adjournment. At all meetings of the Board of Directors, a majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, except that when the number of directors constituting the whole Board shall be an even number, one-half of that number shall constitute a quorum.

The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or by these Bylaws.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

Section 14. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission are filed with the minutes or proceedings of the Board or committee, as the case may be.

Section 15. Action Taken by Conference Telephone. Members of the Board of Directors or any committee thereof may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.

ARTICLE IV

OFFICERS

Section 16. Officers. The Board of Directors shall elect a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer of the corporation and from time to time may elect or appoint such other officers as it may determine. Any two or more offices may be held by the same person.

Securities of other corporations held by the corporation may be voted by any officer designated by the Board and, in the absence of any such designation, by the President, any Vice President, the Secretary, or the Treasurer.

The Board of Directors may, by resolution, require any and all of the officers to give bonds to the corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices and to comply with such other conditions as may from time to time be required by the Board of Directors.

Section 17. Chairman of the Board. The Chairman of the Board shall be chairman of and preside at all meetings of the Board of Directors and all meetings of the stockholders of the corporation; shall determine the agenda for all such meetings; and may call special meetings of the Board of Directors at such times, at such places, and for such purposes as the Chairman shall determine.

Section 18. Vice Chairman of the Board. The Vice Chairman of the Board, if one is appointed, shall exercise the functions of the Chairman during the absence or disability of the Chairman.

Section 19. President. The President shall be the chief executive and chief-operating officer of the corporation with all the rights and powers incident to that position.

Section 20. Vice President. The Vice Presidents shall perform such duties as may be prescribed or assigned to them by the Board of Directors, the Chairman of the Board or President. In the absence of the President the first-elected Vice President shall perform the duties of the President. In the event of the refusal or incapacity of the President to function as such, the first-elected Vice President shall perform the duties of the President until such time as the Board of Directors elects a new President. In the event of the absence, refusal or incapacity of the first-elected Vice President, the other Vice Presidents, in order of their rank, shall so perform the duties of the President. The order of rank of such other Vice Presidents shall be determined by the designated rank of their offices or, in the absence of such designation, by seniority in the office of Vice President, provided, however, that said order or rank may be established otherwise by action of the Board of Directors.

Section 21. Treasurer. The Treasurer shall perform all the duties customary to that office, and shall have the care and custody of the funds and securities of the corporation. The Treasurer shall keep regular books of account, disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements and shall render to the Board of Directors from time to time as may be required an account of all transactions as may be assigned from time to time by the President or the Board of Directors.

Section 22. Secretary. The Secretary shall act as secretary of and shall issue notices for all meeting, keep the minutes of the Board of Directors and of the stockholders, have the custody of the seal of the corporation and perform all of the other duties usual to that office.

Section 23. Assistant Treasurer and Assistant Secretary. Any Assistant Treasurer or Assistant Secretary shall perform such duties as may be prescribed or assigned to such officer by the Board of Directors, the Chairman of the Board, or the President.

Section 24. Term of Office; Removal. Each officer shall hold office for such term as may be prescribed by the Board. Any officer may be removed at any time by the Board with or without cause. The removal of an officer without cause shall be without prejudice to such officer’s contract rights, if any. The election or appointment of an officer shall not, of itself, create contract rights. An officer may resign at any time upon written notice to the corporation.

Section 25. Compensation. The compensation of all officers of the corporation shall be fixed by the Board of Directors.

Section 26. Delegation. In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in place thereof, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

Section 27. Vacancies. Vacancies in any office arising from any cause may be filled by the directors at any regular or special meeting.

ARTICLE V

SHARE CERTIFICATES

Section 28. Form of Share Certificates. The shares of the corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board, the President, or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation or its employees. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer at the date of issue.

Section 29. Lost Certificates. In case of the loss, theft, mutilation or destruction of a stock certificate, a duplicate certificate will be issued by the corporation upon notification thereof and receipt of such proper indemnity or assurances as the Board of Directors may require.

Section 30. Transfer of Shares. Transfers of shares of stock shall be made upon the books of the corporation by the registered holder in person or by duly authorized attorney, upon surrender of the certificate or certificates for such shares properly endorsed.

Section 31. Registered Stockholders. Except as otherwise provided by law, the corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

ARTICLE VI

INDEMNIFICATION

Section 32. Actions by or in the Right of the Corporation. Any person made a party to any action, suit or proceeding, by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding, or in connection with an appeal therein, to the fullest extent permitted by the Code or any successor thereto.

Section 33. Action or Proceeding Other Than by or in The Right of the Corporation. Any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than one by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any such person did not act in good faith and in a manner in which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal actions or proceedings, had reasonable cause to believe that the person’s conduct was lawful.

Section 34. Opinion of the Counsel. In taking any action or making any determination pursuant to this Article VI, the Board of Directors and each director, officer or employee, whether or not interested in any such action or determination, may rely upon an opinion of counsel selected by the Board.

Section 35. Other Indemnification; Limitation. The corporation’s obligations under this Article shall not be exclusive or in limitation of but shall be in addition to any other rights to which any such person may be entitled under any other provision of these Bylaws, or by contract, or as a matter of law, or otherwise. All of the provisions of this Article VI of the Bylaws shall be valid only to the extent permitted by the Certificate of Incorporation and the laws of the State of Delaware.

Section 36. Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of these Bylaws or the Code.

ARTICLE VII

DIVIDENDS

The Board of Directors may from time to time authorize dividends to be paid upon the shares of the Corporations capital stock either (a) out of its surplus, as defined in the Code, or (b) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, subject to the conditions and limitations imposed by the Certificate of Incorporation of the corporation and the laws of the State of Delaware.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 37. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form as the Board of Directors may from time to time determine.

Section 38. Fiscal Year. The fiscal year of the corporation shall be the twelve month period prescribed by the Board of Directors.

Section 39. Checks and Notes. All checks and demands for money and notes or other instrument evidencing indebtedness or obligations of the corporation shall be signed by such officer or officers or other person or persons as shall be authorized from time to time by the Board of Directors, or arising out of such officers’ status as such, whether or not the corporation would have the power to indemnify such officer against such liability under the provisions of these Bylaws.

Section 40. Notice by Electronic Transmission.

(a) Whenever the provisions of the Code or these Bylaws require notice to be given to any stockholder or director, and without limiting the manner in which notice otherwise may be given effectively to stockholders or directors, notice shall be effective if given by a form of electronic transmission consented to by the stockholder or director to whom the notice is given. Any such consent shall be revocable by the stockholder or director by written notice to the corporation. Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b) Notice given pursuant to subsection (a) above shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder or director has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder or director has consented to give notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder or director of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder or director.

Section 41. Notice to Stockholders Sharing an Address.

(a) Without limiting the manner in which notice otherwise may be given effectively to stockholders, whenever these Bylaws require notice to be given to stockholders for any purpose, notice shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholders by written notice to the corporation.

(b) Any stockholder who fails to object in writing to the corporation within 60 days of having been given written notice by the corporation of its intention to send the single notice permitted under subsection (a) of this Section 5, shall be deemed to have consented to receiving such single written notice.

ARTICLE IX

AMENDMENTS

These Bylaws may be altered, amended or repealed by the Board of Directors, subject to amendment or repeal by the stockholders entitled to vote thereon.

ARTICLE X

AUTHENTICATION

The foregoing Bylaws were amended and restated by the Board of Directors on the 30th of September, 2004.